EXHIBIT 5.1

[SHUGHART THOMSON & KILROY, P.C.]

August 19, 2004

Bradley D. Holmstrom, Esq.
MDU Communications International, Inc.
60 Commerce Way, Unit D
Totowa, New Jersey 07512

Re:   Registration Statement on Form SB-2

Dear Mr. Holmstrom:

We have acted as special counsel for MDU Communications International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 5,414,389 shares (the "Shares") of the Company's newly registered common stock, $0.001 par value. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain resolutions adopted by the Company's board of directors authorizing the issuance of the Shares being registered, warrants issued and Shares being registered upon exercise of the warrants; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foreg oing, we are of the opinion that the Shares, when sold pursuant to the terms contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable. We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm in the Registration Statement.

                   Very truly yours,

                   /s/ Shughart Thomson & Kilroy, P.C.

                   SHUGHART THOMSON & KILROY, P.C.